Rex Energy Announces Results from ASP Radial Coreflood Analysis of the Bridgeport Sandstone in the Lawrence Field, the Acquisition of Additional Marcellus Shale Acreage and Participation in BMO Capital Markets 4th Annual Appalachian E&P Forum

STATE COLLEGE, Pa.--(BUSINESS WIRE)—January 8, 2008--Rex Energy Corporation (NASDAQ:REXX) today announced the results of its alkali-surfactant-polymer (“ASP”) radial coreflood analysis of the Bridgeport Sandstone in the Lawrence Field.   The Company also provided an update on its Marcellus Shale leasing activities in Pennsylvania.

Bridgeport Sandstone ASP Core Analysis

The Company is pleased to announce that its independent technical consultants, Surtek, have completed their core analysis of oil recoveries from the injection of an ASP solution into the Bridgeport Sandstone within the Company’s Lawrence Field.  Surtek’s report to the Company stated that their analysis of the radial corefloods they conducted on the Bridgeport Sandstone from the Lawrence field, which are intended to physically simulate the ASP process using field proportioned volumes of chemicals, demonstrated that oil recoveries of up to 24% of the original oil-in-place can be recovered through the injection of the ASP chemical solution.  The Company has previously announced that similar tests conducted by Surtek for the Cypress Sandstone within the field showed oil recoveries of up to 21% of the original oil-in-place.

Commenting on the laboratory results, Benjamin Hulburt, Rex Energy Corporation's CEO, said, "We’re very pleased that these laboratory results on the Bridgeport Sandstone are further evidence to support our assumptions on the potential of the ASP process in our Lawrence field.  In fact, these laboratory results actually exceeded our original estimate that up to 22% of the original-oil-in-place could be recovered using the ASP process.  The Company remains on schedule to begin chemical injection in our two ASP pilot tests of the Bridgeport and Cypress Sandstones in the Lawrence field during the 2nd quarter of 2008.”

Acquisition of Marcellus Shale Potential Acreage

The Company is pleased to announce that it has closed on the acquisition of approximately 4,400 gross (4,100 net) acres in Pennsylvania which the Company believes are prospective for the Marcellus Shale unconventional natural gas play.

Commenting on the acquisition announcement, Hulburt said, "This additional acreage is part of our ongoing plan to expand our acreage position in areas of Pennsylvania where we believe significant potential to explore for the Marcellus Shale exists.”

Rex Energy to Present at the BMO Capital Markets 4th Annual Appalachian E&P Forum

The Company will be presenting at the BMO Capital Markets 4th Annual Appalachian E&P Forum, which will be held at the Reuters Building at 3 Times Square in New York on Thursday, January 10, 2008.  The Company’s presentation will take place at 2:00 pm EST. The presentation will be webcast live at http://www.bmocm.com/conferences/2008appalachian/default.aspx.  This link will also be posted on the home page

About Rex Energy

Rex Energy is an independent oil and gas company operating in the Illinois Basin, the Appalachian Basin and the southwestern region of the United States. The Company pursues a balanced growth strategy of exploiting its sizable inventory of lower-risk developmental drilling locations, pursuing its higher-potential exploration drilling and enhanced oil recovery projects, and actively seeking to acquire complementary oil and natural gas properties.

For more information, contact: Joseph DeSimone, Director of Investor Relations, at (814) 278-7267 or jdesimone@rexenergycorp.com

FORWARD-LOOKING STATEMENTS

Except for historical information, statements made in this release, including those relating to significant potential, future earnings, cash flow, capital expenditures, production growth and planned number of wells, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates and environmental risks. The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the company's filings with the Securities and Exchange Commission, which are incorporated by reference.